Exhibit 1.01

Windstream Holdings, Inc.
Windstream Services, LLC
Conflict Minerals Report
For the Year ended December 31, 2019

Pursuant to Rule 13p-l under the Securities Exchange Act of 1934 and Form SD (together, the “Rule”), public reporting companies conduct certain inquiries and due diligence, and make related disclosures when the company manufactures or contracts to manufacture products containing conflict minerals necessary to the functionality or production of those products. Conflict minerals, as defined by the U.S. Securities and Exchange Commission (“SEC”), are cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”) for the purposes of this Conflict Minerals Report (the “Report”). The statute underlying the Rule, Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, was prompted by the U.S. Congress’ concern that exploitation and trade of conflict minerals in the Democratic Republic of Congo (“DRC”) and neighboring countries (together with the DRC, referred to as the “Covered Countries”) are helping to finance armed groups engaging in extreme levels of violent conflict and committing human rights abuses, creating a humanitarian crisis.

Pursuant to the Rule, if following a good faith reasonable country of origin inquiry (“RCOI”), a company knows or has reason to believe that any of the necessary conflict minerals in its supply chain may have originated in the Covered Countries and may not be from recycled or scrap resources, then the company should exercise due diligence regarding the conflict minerals’ source and chain of custody and file a report describing its due diligence measures.

This Report has been prepared pursuant to the Rule and describes the RCOI and due diligence measures of Windstream Holdings, Inc. (“Windstream Holdings”) and Windstream Services, LLC (“Windstream Services”) for the reporting period January 1, 2019 to December 31, 2019. Unless the context indicates otherwise, the terms “Windstream,” “we,” or “our” refer to Windstream Holdings and its subsidiaries, including Windstream Services.

Company Overview

Windstream is a leading provider of managed network communications and technology solutions for businesses across the United States. We also offer broadband, entertainment and security solutions to consumers and small business primarily in rural areas in 18 states. Additionally, we supply core transport solutions on a local and long-haul fiber network spanning approximately 164,000 miles. Our basic offerings are classified in the following categories: consumer, small business, enterprise and wholesale. Our consumer services primarily consist of high-speed Internet, traditional voice and video services. Our small business product suite includes award-winning advanced hosted-voice, network management and business continuity services, Enterprise services include multi-site networking, integrated voice and data services, Unified Communications as a Service, Contact Center as a Service and hosted voice, software defined wide area network, core data transport and other managed network services. Wholesale services include network bandwidth to other telecommunication carriers, network operators and content providers.

To provide certain of the services above, Windstream typically sources customer premise network and communication equipment from outside suppliers. However, Windstream has one subsidiary, Allworx Corp. (“Allworx”), that designs and supports its own customer premise equipment.

Management Framework

An internal team oversees the design, development and implementation of our framework for a conflict minerals compliance program. Our internal team includes subject matter experts from relevant functions such as purchasing, quality assurance, manufacturing, and external reporting. The team of subject matter experts is led by our Senior Consultant of External Reporting. Windstream’s Disclosure Committee, comprised of members of executive and senior management, and the Audit Committee of Windstream Holdings’ Board of Directors are briefed about the results of our due diligence efforts on an annual basis.

The team considered the management framework and methodologies for the RCOI and due diligence process, including: determination of in-scope products and suppliers; education and engagement of suppliers to solicit information about the existence and sourcing of conflict minerals in supplier provided materials, components and products; and quality assurance and verification processes as described further below. Our conflict minerals compliance program was designed to conform in all material respects to the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”), specifically as they relate to our position in the minerals supply chain as a downstream company.

Determination of Products, Components and Related Suppliers

Windstream performed a comprehensive analysis of our products, and the role that suppliers play in our manufacturing and product delivery processes. Through this analysis, we determined, to the best of our knowledge, that Allworx is our only subsidiary that manufactures or contracts to manufacture products with components containing 3TG. Allworx designs and supports customer premise equipment manufactured by two contract manufacturers (the “Contract Manufacturers”). This equipment, primarily VoIP phones and PBX servers (“Allworx CPE”), is comprised of components that contain 3TG, and these components are sourced by the Contract Manufacturers. Windstream does not make direct purchases of raw ore or unrefined conflict minerals and makes no direct purchases in the Covered Countries. Allworx CPE sales accounted for approximately 0.2 percent of Windstream’s overall revenue for the year ended December 31, 2019.

Accordingly, for the purposes of this Report only the direct suppliers of the Contract Manufacturers were considered.

Supplier Engagement

As a “downstream company” in the metals supply chain, we are many tiers removed from smelters and refiners (“SORs”) that process the metals found in our final products, and there are many intervening third parties between the original sources of conflict minerals and us. Therefore, we rely on our immediate suppliers, with which we have business relationships, to provide information regarding the sourcing, including country of origin, of necessary conflict minerals. Our immediate suppliers, in turn, typically, are also downstream in the supply chain and have similar challenges in achieving supply chain transparency. Due to the limited number of certain component suppliers, it can be difficult to switch to another supplier if an existing supplier is not responsive, making supplier engagement and participation especially important.

To educate suppliers and facilitate compliance with the Rule, a provision is included in the terms and conditions of our standard master purchasing agreement templates. Additionally, we are integrating these terms and conditions into contractual agreements with suppliers as master agreements are executed with new suppliers and renewed with existing suppliers. Note, because not all suppliers use the standard master purchasing agreement template and most supply contracts have multi-year terms, it will take time to ensure all supplier contracts contain the appropriate conflict minerals-related clauses.

Under the terms of our standard master purchasing agreement, suppliers agree to comply with the Rule, including providing us with information regarding the country of origin and source of conflict minerals used in the supplier goods sold to us. If a supplier is found to not be in compliance with these objectives, the supplier is expected to develop, implement and document plans to remedy the non-compliance, and Windstream has the right to terminate its relationship with the supplier in the event of continued non-compliance.

We engaged a third-party data collection vendor, GreenSoft Technology, Inc. (“GreenSoft”), to conduct outreach and archive the received supplier responses to our RCOI for the Contract Manufacturers. GreenSoft used the standard Conflict Minerals Reporting Template (“CMRT”) established by the Responsible Minerals Initiative (“RMI”), formerly the Conflict-Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative. The SORs identified in the supply chain survey were compared to the list of smelter and refining facilities identified as “conformant” by the RMI’s Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program (“CFSP”) for tantalum, tin, tungsten and gold. Through the RMAP validation process, which is voluntary, an independent third party audits procurement and tolling activities of the SOR to determine if the SOR demonstrated that all the minerals they processed originated from conflict-free sources. RMAP conformant SORs receive a “conformant” designation from the RMI. We also consider the London Bullion Market Association's (“LBMA”) Good Delivery Program and the Responsible Jewellery Council's (“RJC”) Chain of Custody Standards credible sources for conflict mineral information and use their publications as secondary sources to validate SORs' conformant status.

Assessment of Risk in the Supply Chain

Analysis of Supplier Responses

As stated above, we conducted a supply chain survey of the direct suppliers of the Contract Manufacturers to obtain country of origin information for the necessary conflict minerals in the Allworx CPE. The survey requested the suppliers identify the smelters, refineries, or recyclers and scrap supplier sources, as well as countries of origin of the conflict minerals in products they supply. We also leveraged data from RMI and the RMAP to trace the mine of origin of the 3TG to its ore level and compared the SORs identified in the surveys against the lists of facilities which have received a “conformant” designation by the RMAP, which provides country of origin information on the conflict minerals sourced by such facilities. Based on this RCOI, we know or have reason to believe that a portion of the necessary conflict minerals in the Allworx CPE originated or may have originated in the Covered Countries and, we know or have reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources. Below is a summary of the country of origin information collected as a result of our RCOI efforts.

We have identified 83 direct suppliers to the Contract Manufacturers. All 83 direct suppliers responded to our supply chain survey. Fifty-three direct suppliers indicated they sourced at least one conflict mineral from the Covered Countries. The table below identifies the number of these direct suppliers by conflict mineral sourced from the Covered Countries and their SORs’ RMAP designation:

	Tantalum	Tin	Gold	Tungsten
Direct suppliers to the Contract Manufacturers sourcing from Covered Countries	32	49	14	32
All SORs validated as RMAP conformant	21	30	7	18
One or more SORs not currently RMAP conformant	11	19	7	14

As the result of our RCOI, we identified 320 SORs within our supply chain, of which 268 are on RMI’s list of RMAP conformant SORs and considered to be conflict free. Two were actively participating in the RMAP. The other 50 had not yet participated in an independent third party audit program. Therefore, an independent opinion whether the minerals procured from these SORs originate from the Covered Countries has not been provided.

We determined that certain components used in the Allworx CPE contain 3TG, which may have originated in the following countries: Australia, Austria, Bolivia, Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Columbia, Democratic Republic of Congo, Ethiopia, Georgia, Germany, Guyana, India, Indonesia, Japan, Kazakhstan, Laos, Malaysia, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Nigeria, Peru, Philippines, Poland, Portugal, Russia, Rwanda, Sierra Leone, South Africa, Spain, Suriname, Sweden, Switzerland, Tanzania, Thailand, Uganda, United States of America, Vietnam.

Smelters have been identified as being located in the following countries: Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Lithuania, Macedonia, Malaysia, Mexico, Myanmar, Netherlands, New Zealand, Peru, Philippines, Poland, Republic of Korea, Russia, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Vietnam, Zambia.

Set forth below is the list of SORs identified within our supply chain during 2019 as of March 31, 2020. For more details and the most current status of each smelter, please visit the RMI website at www.responsiblemineralsinitiative.org.

Smelters and Refiners	Metal	Smelter ID
8853 S.p.A.*	Gold	CID002763
Abington Reldan Metals, LLC	Gold	CID002708
Advanced Chemical Company*	Gold	CID000015
African Gold Refinery	Gold	CID003185
Aida Chemical Industries Co., Ltd.*	Gold	CID000019
Al Etihad Gold LLC*	Gold	CID002560
Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)*	Gold	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao*	Gold	CID000058
Argor-Heraeus S.A.*	Gold	CID000077
Asahi Pretec Corp.*	Gold	CID000082
Asahi Refining Canada Ltd.*	Gold	CID000924
Asahi Refining USA Inc.*	Gold	CID000920
Asaka Riken Co., Ltd.*	Gold	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	CID000103
AU Traders and Refiners*	Gold	CID002850
Aurubis A.G.*	Gold	CID000113
Bangalore Refinery*	Gold	CID002863
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold	CID000128
Boliden AB*	Gold	CID000157

C. Hafner GmbH + Co. KG*	Gold	CID000176
Caridad	Gold	CID000180
CCR Refinery - Glencore Canada Corporation*	Gold	CID000185
Cendres + Metaux S.A.*	Gold	CID000189
Chimet S.p.A.*	Gold	CID000233
Chugai Mining*	Gold	CID000264
Daejin Indus Co., Ltd.	Gold	CID000328
Daye Non-Ferrous Metals Mining Ltd.*	Gold	CID000343
Degussa Sonne / Mond Goldhandel GmbH	Gold	CID002867
Dijllah Gold Refinery FZC	Gold	CID003348
DODUCO Contacts and Refining GmbH*	Gold	CID000362
Dowa*	Gold	CID000401
DS PRETECH Co., Ltd.*	Gold	CID003195
DSC (Do Sung Corporation)*	Gold	CID000359
Eco-System Recycling Co., Ltd.*	Gold	CID000425
Emirates Gold DMCC*	Gold	CID002561
Fujairah Gold FZE	Gold	CID002584
GCC Gujrat Gold Centre Pvt. Ltd.	Gold	CID002852
Geib Refining Corporation*	Gold	CID002459
Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold	CID002243
Great Wall Precious Metals Co., Ltd. of CBPM*	Gold	CID001909
Guangdong Jinding Gold Limited	Gold	CID002312
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CID000651
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CID000671
HeeSung Metal Ltd.*	Gold	CID000689
Heimerle + Meule GmbH*	Gold	CID000694
Heraeus Metals Hong Kong Ltd.*	Gold	CID000707
Heraeus Precious Metals GmbH & Co. KG*	Gold	CID000711
Hunan Chenzhou Mining Co., Ltd.	Gold	CID000767
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold	CID000773
HwaSeong CJ Co., Ltd.	Gold	CID000778
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	CID000801
International Precious Metal Refiners*	Gold	CID002562
Ishifuku Metal Industry Co., Ltd.*	Gold	CID000807
Istanbul Gold Refinery*	Gold	CID000814
Italpreziosi*	Gold	CID002765
Japan Mint*	Gold	CID000823
Jiangxi Copper Co., Ltd.*	Gold	CID000855
JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Gold	CID000927
JSC Uralelectromed*	Gold	CID000929
JX Nippon Mining & Metals Co., Ltd.*	Gold	CID000937
Kaloti Precious Metals	Gold	CID002563
Kazakhmys Smelting LLC	Gold	CID000956
Kazzinc*	Gold	CID000957
Kennecott Utah Copper LLC*	Gold	CID000969
KGHM Polska Miedz Spolka Akcyjna*	Gold	CID002511
Kojima Chemicals Co., Ltd.*	Gold	CID000981
Korea Zinc Co., Ltd.*	Gold	CID002605
Kyrgyzaltyn JSC*	Gold	CID001029
Kyshtym Copper-Electrolytic Plant ZAO	Gold	CID002865

L'azurde Company For Jewelry	Gold	CID001032
Lingbao Gold Co., Ltd.	Gold	CID001056
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CID001058
L'Orfebre S.A.*	Gold	CID002762
LS-NIKKO Copper Inc.*	Gold	CID001078
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CID001093
Marsam Metals*	Gold	CID002606
Materion*	Gold	CID001113
Matsuda Sangyo Co., Ltd.*	Gold	CID001119
Metalor Technologies (Hong Kong) Ltd.*	Gold	CID001149
Metalor Technologies (Singapore) Pte., Ltd.*	Gold	CID001152
Metalor Technologies (Suzhou) Ltd.*	Gold	CID001147
Metalor Technologies S.A.*	Gold	CID001153
Metalor USA Refining Corporation*	Gold	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.*	Gold	CID001161
Mitsubishi Materials Corporation*	Gold	CID001188
Mitsui Mining and Smelting Co., Ltd.*	Gold	CID001193
MMTC-PAMP India Pvt., Ltd.*	Gold	CID002509
Modeltech Sdn Bhd	Gold	CID002857
Morris and Watson	Gold	CID002282
Moscow Special Alloys Processing Plant*	Gold	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.*	Gold	CID001220
Navoi Mining and Metallurgical Combinat*	Gold	CID001236
NH Recytech Company	Gold	CID003189
Nihon Material Co., Ltd.*	Gold	CID001259
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Gold	CID002779
Ohura Precious Metal Industry Co., Ltd.*	Gold	CID001325
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	Gold	CID001326
OJSC Novosibirsk Refinery*	Gold	CID000493
PAMP S.A.*	Gold	CID001352
Pease & Curren	Gold	CID002872
Penglai Penggang Gold Industry Co., Ltd.	Gold	CID001362
Planta Recuperadora de Metales S.p.A.*	Gold	CID002919
Prioksky Plant of Non-Ferrous Metals*	Gold	CID001386
PT Aneka Tambang (Persero) Tbk*	Gold	CID001397
PX Precinox S.A.*	Gold	CID001498
QG Refining, LLC	Gold	CID003324
Rand Refinery (Pty) Ltd.*	Gold	CID001512
Refinery of Seemine Gold Co., Ltd.	Gold	CID000522
Remondis Argentia B.V.*	Gold	CID002582
Royal Canadian Mint*	Gold	CID001534
SAAMP*	Gold	CID002761
Sabin Metal Corp.	Gold	CID001546
Safimet S.p.A.*	Gold	CID002973
SAFINA A.S.	Gold	CID002290
Sai Refinery	Gold	CID002853
Samduck Precious Metals*	Gold	CID001555
Samwon Metals Corp.	Gold	CID001562
SAXONIA Edelmetalle GmbH*	Gold	CID002777
SEMPSA Joyeria Plateria S.A.*	Gold	CID001585

Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CID001619
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	CID001622
Shangdong Humon Smelting Co., Ltd.	Gold	CID002525
Sichuan Tianze Precious Metals Co., Ltd.*	Gold	CID001736
Singway Technology Co., Ltd.*	Gold	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold	CID001756
Solar Applied Materials Technology Corp.*	Gold	CID001761
State Research Institute Center for Physical Sciences and Technology	Gold	CID003153
Sumitomo Metal Mining Co., Ltd.*	Gold	CID001798
SungEel HiMetal Co., Ltd.*	Gold	CID002918
T.C.A S.p.A.*	Gold	CID002580
Tanaka Kikinzoku Kogyo K.K.*	Gold	CID001875
The Refinery of Shandong Gold Mining Co., Ltd.*	Gold	CID001916
Tokuriki Honten Co., Ltd.*	Gold	CID001938
Tongling Nonferrous Metals Group Co., Ltd.	Gold	CID001947
Tony Goetz NV	Gold	CID002587
TOO Tau-Ken-Altyn*	Gold	CID002615
Torecom*	Gold	CID001955
Umicore Brasil Ltda.*	Gold	CID001977
Umicore Precious Metals Thailand*	Gold	CID002314
Umicore S.A. Business Unit Precious Metals Refining*	Gold	CID001980
United Precious Metal Refining, Inc.*	Gold	CID001993
Valcambi S.A.*	Gold	CID002003
Western Australian Mint (T/a The Perth Mint)*	Gold	CID002030
WIELAND Edelmetalle GmbH*	Gold	CID002778
Yamakin Co., Ltd.*	Gold	CID002100
Yokohama Metal Co., Ltd.*	Gold	CID002129
Yunnan Copper Industry Co., Ltd.	Gold	CID000197
Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold	CID002224
Asaka Riken Co., Ltd.*	Tantalum	CID000092
Changsha South Tantalum Niobium Co., Ltd.*	Tantalum	CID000211
D Block Metals, LLC*	Tantalum	CID002504
Exotech Inc.*	Tantalum	CID000456
F&X Electro-Materials Ltd.*	Tantalum	CID000460
FIR Metals & Resource Ltd.*	Tantalum	CID002505
Global Advanced Metals Aizu*	Tantalum	CID002558
Global Advanced Metals Boyertown*	Tantalum	CID002557
Guangdong Rising Rare Metals-EO Materials Ltd.*	Tantalum	CID000291
Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum	CID000616
H.C. Starck Co., Ltd.*	Tantalum	CID002544
H.C. Starck Hermsdorf GmbH*	Tantalum	CID002547
H.C. Starck Inc.*	Tantalum	CID002548
H.C. Starck Ltd.*	Tantalum	CID002549
H.C. Starck Smelting GmbH & Co. KG*	Tantalum	CID002550
H.C. Starck Tantalum and Niobium GmbH*	Tantalum	CID002545
Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum	CID002492
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Tantalum	CID002512
Jiangxi Tuohong New Raw Material*	Tantalum	CID002842
Jiujiang Janny New Material Co., Ltd.	Tantalum	CID003191
JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	CID000914

Jiujiang Tanbre Co., Ltd.*	Tantalum	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum	CID002506
KEMET Blue Metals*	Tantalum	CID002539
KEMET Blue Powder*	Tantalum	CID002568
LSM Brasil S.A.*	Tantalum	CID001076
Metallurgical Products India Pvt., Ltd.*	Tantalum	CID001163
Mineracao Taboca S.A.*	Tantalum	CID001175
Mitsui Mining and Smelting Co., Ltd.*	Tantalum	CID001192
Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	CID001277
NPM Silmet AS*	Tantalum	CID001200
Power Resources Ltd.*	Tantalum	CID002847
QuantumClean*	Tantalum	CID001508
Resind Industria e Comercio Ltda.*	Tantalum	CID002707
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	Tantalum	CID001522
Solikamsk Magnesium Works OAO*	Tantalum	CID001769
Taki Chemical Co., Ltd.*	Tantalum	CID001869
Telex Metals*	Tantalum	CID001891
Ulba Metallurgical Plant JSC*	Tantalum	CID001969
XinXing HaoRong Electronic Material Co., Ltd.*	Tantalum	CID002508
Alpha*	Tin	CID000292
An Vinh Joint Stock Mineral Processing Company	Tin	CID002703
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Tin	CID000228
Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin	CID003190
China Tin Group Co., Ltd.*	Tin	CID001070
CNMC (Guangxi) PGMA Co., Ltd.	Tin	2GDM03705
CV Ayi Jaya*	Tin	CID002570
CV Dua Sekawan*	Tin	CID002592
CV Gita Pesona*	Tin	CID000306
CV Tiga Sekawan*	Tin	CID002593
CV United Smelting*	Tin	CID000315
CV Venus Inti Perkasa*	Tin	CID002455
Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin	CID003356
Dowa*	Tin	CID000402
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	CID002572
EM Vinto*	Tin	CID000438
Estanho de Rondonia S.A.	Tin	CID000448
Fenix Metals*	Tin	CID000468
Gejiu Fengming Metallurgy Chemical Plant*	Tin	CID002848
Gejiu Kai Meng Industry and Trade LLC*	Tin	CID000942
Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin	CID000538
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	Tin	CID001908
Gejiu Zili Mining And Metallurgy Co., Ltd.*	Tin	CID000555
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	Tin	CID003116
Guanyang Guida Nonferrous Metal Smelting Plant*	Tin	CID002849
HuiChang Hill Tin Industry Co., Ltd.*	Tin	CID002844
Huichang Jinshunda Tin Co., Ltd.*	Tin	CID000760
Jiangxi New Nanshan Technology Ltd.*	Tin	CID001231
Ma'anshan Weitai Tin Co., Ltd.*	Tin	CID003379
Magnu's Minerais Metais e Ligas Ltda.*	Tin	CID002468
Malaysia Smelting Corporation (MSC)*	Tin	CID001105

Melt Metais e Ligas S.A.*	Tin	CID002500
Metallic Resources, Inc.*	Tin	CID001142
Metallo Belgium N.V.*	Tin	CID002773
Metallo Spain S.L.U.*	Tin	CID002774
Mineracao Taboca S.A.*	Tin	CID001173
Minsur*	Tin	CID001182
Mitsubishi Materials Corporation*	Tin	CID001191
Modeltech Sdn Bhd	Tin	CID002858
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	CID002573
O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	CID001314
O.M. Manufacturing Philippines, Inc.*	Tin	CID002517
Operaciones Metalurgical S.A.*	Tin	CID001337
Pongpipat Company Limited	Tin	CID003208
PT Aries Kencana Sejahtera*	Tin	CID000309
PT Artha Cipta Langgeng*	Tin	CID001399
PT ATD Makmur Mandiri Jaya*	Tin	CID002503
PT Babel Inti Perkasa*	Tin	CID001402
PT Babel Surya Alam Lestari*	Tin	CID001406
PT Bangka Prima Tin*	Tin	CID002776
PT Bangka Serumpun*	Tin	CID003205
PT Bangka Tin Industry*	Tin	CID001419
PT Belitung Industri Sejahtera*	Tin	CID001421
PT Bukit Timah*	Tin	CID001428
PT DS Jaya Abadi*	Tin	CID001434
PT Inti Stania Prima*	Tin	CID002530
PT Karimun Mining*	Tin	CID001448
PT Kijang Jaya Mandiri*	Tin	CID002829
PT Lautan Harmonis Sejahtera*	Tin	2GDM03950
PT Menara Cipta Mulia*	Tin	CID002835
PT Mitra Stania Prima*	Tin	CID001453
PT Panca Mega Persada*	Tin	CID001457
PT Premium Tin Indonesia*	Tin	CID000313
PT Prima Timah Utama*	Tin	CID001458
PT Rajawali Rimba Perkasa*	Tin	CID003381
PT Refined Bangka Tin*	Tin	CID001460
PT Sariwiguna Binasentosa*	Tin	CID001463
PT Stanindo Inti Perkasa*	Tin	CID001468
PT Sukses Inti Makmur*	Tin	CID002816
PT Sumber Jaya Indah*	Tin	CID001471
PT Timah (Persero) Tbk Kundur*	Tin	CID001477
PT Timah (Persero) Tbk Mentok*	Tin	CID001482
PT Tinindo Inter Nusa*	Tin	CID001490
PT Tirus Putra Mandiri*	Tin	CID002478
PT Tommy Utama*	Tin	CID001493
Resind Industria e Comercio Ltda.*	Tin	CID002706
Rui Da Hung*	Tin	CID001539
Soft Metais Ltda.*	Tin	CID001758
Super Ligas	Tin	CID002756
Thai Nguyen Mining and Metallurgy Co., Ltd.*	Tin	CID002834
Thaisarco*	Tin	CID001898

Tin Technology & Refining*	Tin	CID003325
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	CID002574
White Solder Metalurgia e Mineracao Ltda.*	Tin	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Tin	CID002158
Yunnan Tin Company Limited*	Tin	CID002180
Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	Tin	CID003397
A.L.M.T. TUNGSTEN Corp.*	Tungsten	CID000004
ACL Metais Eireli*	Tungsten	CID002833
Asia Tungsten Products Vietnam Ltd.*	Tungsten	4GDM03879
Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten	CID002513
Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten	CID000258
Fujian Jinxin Tungsten Co., Ltd.*	Tungsten	CID000499
Ganzhou Haichuang Tungsten Co., Ltd.*	Tungsten	CID002645
Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	CID002494
Global Tungsten & Powders Corp.*	Tungsten	CID000568
Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten	CID000218
H.C. Starck Smelting GmbH & Co. KG*	Tungsten	CID002542
H.C. Starck Tungsten GmbH*	Tungsten	CID002541
Hunan Chenzhou Mining Co., Ltd.*	Tungsten	CID000766
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	Tungsten	CID002579
Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten	CID000769
Hunan Litian Tungsten Industry Co., Ltd.*	Tungsten	CID003182
Hydrometallurg, JSC*	Tungsten	CID002649
Japan New Metals Co., Ltd.*	Tungsten	CID000825
Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	CID002551
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten	CID002647
Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	CID002321
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	CID002313
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	CID002318
Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	CID002317
Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	CID002316
Kennametal Fallon*	Tungsten	CID000966
Kennametal Huntsville*	Tungsten	CID000105
KGETS Co., Ltd.*	Tungsten	CID003388
Lianyou Metals Co., Ltd.*	Tungsten	CID003407
Malipo Haiyu Tungsten Co., Ltd.*	Tungsten	CID002319
Moliren Ltd.*	Tungsten	CID002845
Niagara Refining LLC*	Tungsten	CID002589
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Tungsten	CID002543
Philippine Chuangxin Industrial Co., Inc.*	Tungsten	CID002827
Tejing (Vietnam) Tungsten Co., Ltd.*	Tungsten	CID001889
Unecha Refractory metals plant*	Tungsten	CID002724
Wolfram Bergbau und Hutten A.G.*	Tungsten	CID002044
Woltech Korea Co., Ltd.*	Tungsten	CID002843
Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten	CID002320
Xiamen Tungsten Co., Ltd.*	Tungsten	CID002082
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Tungsten	CID002830
Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	Tungsten	CID002095

* Indicates smelters and refiners which have received a "conformant" designation from the RMAP, LBMA or RJC Chain of Custody Standards.

SOR Verification

SORs, given their position upstream in the supply chain, are in a better position to know the source of 3TG coming into their facilities. Therefore, we attempted to identify risks in the supply chain by assessing the due diligence practices of the SORs associated with the identified components.

Approximately three quarters of the responding 3TG suppliers provided SOR information for all applicable metals, and those that provided such information identified hundreds of entities alleged to be SORs. If SOR information was provided by a supplier, GreenSoft attempted to verify that the entities identified as SORs were actually metals processors. Where it was found that the name of an entity provided as an SOR was not directly involved in the smelting, refining or recycling of the relevant metal, the supplier who provided the information was contacted to attempt to obtain additional information about the origin of its 3TG.

If a SOR name was verified as a metals processor, GreenSoft then attempted to match the SOR to available lists of SORs that have been certified by internationally recognized validation programs, such as the RMAP, the LBMA Good Delivery Program and RJC Chain of Custody Standards. Suppliers associated with certified SORs were assumed to have responsibly obtained the relevant 3TG from sources that did not directly or indirectly finance or otherwise benefit armed groups in the Covered Countries. If a SOR was not determined to be conformant by an internationally recognized validation program, GreenSoft (i) attempted to contact the SOR to gain more information about its sourcing practices and (ii) conducted additional research regarding the SOR’s sourcing practices.

Considerations Regarding Survey Responses

Although information was requested specifically for the components in our products, a portion of the suppliers responded generally to the survey, providing the same answers that they provide to every customer requesting conflict mineral information. Therefore, we were unable to determine whether any 3TG reported by those suppliers was actually in our products or to validate that any of the identified SORs were actually in our supply chain.

Conclusion

For the 2019 reporting period, we do not have conclusive information regarding the country of origin of, or facilities used to process, all components containing 3TG. Our efforts to determine the mine or location of origin of the necessary conflict minerals in the components with the greatest possible specificity consisted of the due diligence measures described in this Report, and although a portion of the SORs identified were matched to certified lists, not all necessary conflict minerals in the components containing 3TG were confirmed to be sourced from all certified SORs. Because the majority of information received from the Contract Manufacturers’ immediate suppliers was not complete, and taking into account the considerations regarding survey responses described above, the verification and quality assurance processes described above are ongoing as further described herein.

Supply Chain Risk Management and Mitigation

Our focus on supplier communication, including engaging GreenSoft to conduct outreach and archive supplier responses received to our RCOI for the Contract Manufacturers in 2019, continued to improve our supplier responses including the accuracy of suppliers’ smelters surveys used to determine conflict mineral status.

Due to the breadth and complexity of our products and respective supply chain, it will take time for the various supply chain and industry participants to institute programs and processes to gather verifiable information on conflict minerals sourcing and chain of custody. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard RMI/RMAP, and continuing our outreach efforts, we hope to further develop transparency into our supply chain.

During 2020, we will continue to further develop our due diligence program with respect to 3TG. As part of these efforts, we expect to:

•	Improve our focus on obtaining complete CMRTs from all suppliers by ensuring the supplier list includes only current vendors.

•	Continue to work with our third-party data collection vendor to update and verify the accuracy of suppliers’ smelters surveys to determine conflict mineral status.

•
Identify suppliers utilizing non-RMAP conformant smelters and, if alternate RMAP conformant suppliers are available and approved for use, remove them from the approved vendor list until such time as they become RMAP conformant.

Independent Third-Party Audit of SOR Due Diligence Practices

We do not have a direct relationship with any SORs, and therefore we do not perform direct audits of the due diligence practices of these entities. We must instead rely on internationally recognized validation programs that facilitate independent third-party audits of SORs and validate that an SOR has met the requirements of the OECD Guidance. Furthermore, we rely upon industry efforts (for example, EICC and RMI) to influence smelters and refineries to get audited and designated as conformant through the RMAP.

Report on Supply Chain Due Diligence

As indicated in the Form SD, this Report is publicly available on our website at www.windstream.com.